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                                                                   EXHIBIT 10.13


                                August ___, 1998



Mr. __________________
Program Manager
Input/Output, Inc.
11104 W. Airport Boulevard, Suite 200
Stafford, Texas 77477

RE: SEVERANCE AND CHANGE OF CONTROL AGREEMENT

Dear Mr. ________:

Input/Output, Inc., a Delaware corporation (the "Company"), has determined that it will make available to you and certain of the Company's other managers and directors special severance payments and benefits in the event that your employment terminates under certain conditions. The Company is pleased to offer these severance arrangements to you on the terms set forth in this Severance and Change of Control Agreement (the "Agreement").

1. DEFINITIONS: As used in this Agreement, the following terms are defined as set forth in this paragraph:

         (a) "Base Salary": means an amount equal to the greater of your annual base salary (excluding any bonus or incentive payments) on (i) the effective date of a Change of Control or (ii) the date your employment terminates.

         (b)      "Board" means the Company's Board of Directors.

         (c) "Change of Control" shall mean the occurrence of any of the following events: (i) the consummation of any merger or consolidation pursuant to which shares of common stock of the Company, $.01 par value ("Common Stock"), would be converted into cash, securities or other property, or any sale, lease, exchange or other disposition (excluding disposition by way of mortgage, pledge or hypothecation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company (a "Business Combination"), in each case unless, following such Business Combination, the holders of the outstanding Common Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 51% of the outstanding common stock or equivalent equity interests of the corporation or entity resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding Common Stock, (ii) the stockholders of the Company approve any plan or proposal for the complete liquidation or dissolution of the Company, (iii) any "person" (as such term is defined in Section 3(a)(9) or Section 13(d)(3) under the Securities Exchange Act of 1934 (the "1934 Act") or any "group" (as such term is used in Rule 13d-5 promulgated under the 1934 Act), other than the Company, any successor of the




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                  Company or any Subsidiary or any employee benefit plan of the
                  Company or any Subsidiary (including such plan's trustee), becomes a beneficial owner for purposes of Rule 13d-3 promulgated under the 1934 Act, directly or indirectly, of securities of the Company representing 40% or more of the Company's then outstanding securities having the right to vote in the election of directors, or (iv) during any period of two consecutive years, individuals who, at the beginning of such period constituted the entire Board, cease for any reason (other than death) to constitute a majority of the directors, unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period. In the event of a Change of Control, the surviving, continuing, successor or purchasing corporation or parent corporation thereof, as the case may be, shall assume the Company's rights and obligations under this Agreement.

         (d)      "Change in Duties" means:

                  (i) a significant reduction in the nature or scope of your authority or the duties that you perform;

                  (ii)     a reduction in your annual base salary;

                  (iii) a significant diminution in your employee benefits, perquisites or incentive bonus opportunity (other than changes made as part of a program or plan modification that applies to you and your peers);

                  (iv) a change of more than 30 miles in the location of your principal place of employment (not including business travel or temporary assignments); or

                  (v) a determination by the Board that you are unable to exercise your authority or perform your duties as a result of a Change of Control.

         (e) "Company" means Input/Output, Inc., a Delaware corporation, and any of its Successors.

         (f) "Covered Period" means the 18-month period following the effective date of a Change of Control (i.e., corresponding to the same day of the eighteenth month following the effective date of the Change of Control). Therefore, if the effective date of the Change of Control is November 5, 1998, the Covered Period will extend through and terminate on May 5, 2000.

         (g) "For Cause"; you are terminated for cause if you are terminated for any of the following reasons:

                  (i) theft, dishonesty or falsification of any employment or Company records;

                  (ii) improper disclosure of the Company's confidential or proprietary information;



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                  (iii)    any action by you which has a material detrimental
                           effect on the Company's reputation or business;

                  (iv) your failure or inability to perform any reasonable assigned duties after written notice of, and a reasonable opportunity to cure, such failure or inability; or

                  (v) your conviction of any criminal act which impairs your ability to perform your duties for the Company.

         (h) "Severance" means an amount equal to the sum of your Base Salary plus your Target Incentive Bonus.

         (i) "Successor" means the Company and any successor or assign (whether directly or indirectly, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company.

         (j) "Target Incentive Bonus" means the amount of your then applicable "Target bonus" as determined under the Company's 1999 Management Incentive program (or any successor plan then in effect); if your Target Bonus has not yet been determined with respect to a Company fiscal year, the Target Bonus shall be your Target Bonus amount for the immediately preceding fiscal year.

2. AT WILL EMPLOYMENT: Except as otherwise set forth in any employment agreement between you and the Company, the Company and you hereby agree that your employment with the Company is for no specified term and may be terminated by you or the Company at any time, with or without cause. Upon the termination of your employment, neither you nor the Company shall have any further obligation or liability to the other, except as set forth in this Agreement or in any such employment agreement or any other written agreement between you and the Company.

3. ACCELERATION UPON NON-ASSUMPTION IN A CHANGE OF CONTROL.


         (a) Non-Assumption of Options and Restricted Stock. If there is a Change of Control of the Company in which the outstanding stock options granted and restricted stock issued by the Company prior to such Change of Control (and the Company's obligations in connection therewith) are not fully assumed by the Successor, or replaced by fully equivalent substitute options or restricted stock, then (1) all such options and restricted stock shall have their vesting fully accelerated to be 100% vested as of the effective date of the Change of Control and (2) the Company shall provide reasonable prior written notice to you of (a) the date such unexercised options will terminate and (b) the period during which you may exercise the fully vested options.

         (b) Assumption of Options and Restricted Stock. If there is a Change of Control of the Company in which the outstanding stock options granted and restricted stock issued by the Company prior to such Change of Control (and the Company's obligations in connection therewith) are fully assumed by the Successor, or replaced by fully equivalent substitute options or restricted stock, then notwithstanding the terms and provisions of any stock option plan or agreement, restricted stock plan or agreement or any other plan



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                  or agreement adopted or dated prior to the date hereof, no acceleration of vesting of any outstanding stock options granted or restricted stock issued by the Company shall occur, except to the extent permitted pursuant to Section 5(a)(iii) herein.

                  The parties hereto agree that to the extent any of the preceding provisions of this paragraph 3 conflicts with the terms of any stock option plan or agreement, restricted stock plan or agreement or other plan or agreement adopted or dated prior to the date hereof of the Company or to which you are a party or a participant, the terms and provisions of this paragraph 3 shall take precedence over and supersede the terms of such plan or agreement; in addition, the parties hereto agree that the conflicting terms and provisions of any such agreement are hereby amended to conform to the provisions of this paragraph 3.

4. TERMINATION WITHOUT SEVERANCE BENEFITS: If at any time (i) you voluntarily resign or retire from your employment with the Company, (ii) your employment terminates as a result of your death or disability, or (iii) your employment is terminated by the Company For Cause, you shall receive no compensation or benefits from the Company under this Agreement. You agree that if you resign or retire from your employment with the Company for any reason, you shall provide the Company with not less than one month's written notice of your termination (or such longer time period as may be specified in any employment agreement or any other agreement between you and the Company). The Company may, in its sole discretion, elect to waive all or any part of such notice period and accept your resignation or retirement at an earlier date.

5. TERMINATION WITH SEVERANCE BENEFITS: In the event your employment is terminated by the Company for the reasons set forth below, you shall receive the following severance benefits.

         (a) Termination Within Covered Period: If your employment is terminated by the Company within a Covered Period for any reason other than those described in paragraph 4, you will receive the following benefits:

                  (i) the Severance, which amount shall be paid in one lump sum installment, less applicable withholding, on or before the thirtieth (30th) day following the date of your termination;

                  (ii) to the extent permitted by law and the Company's insurance carriers, continued medical, dental, vision and group life insurance coverage for you and your dependents (to the extent that those dependents were covered by such insurance immediately prior to your termination) under the Company's applicable insurance plans until the earlier of one year after the date of your termination or the date on which you first became eligible to obtain comparable insurance coverage from a subsequent employer (the "Coverage Period"). Such continued coverage shall be subject to your payment of any portion of the premiums for that coverage that is normally paid by the Company's employees. In the event that the Company or its Successor is unable to provide you with this continued insurance coverage, it shall reimburse you for the difference between the COBRA premiums that you incur to obtain continued medical, dental and/or vision insurance coverage during the Coverage Period and the amount of any



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                           premiums that would be paid by you if you were
                           eligible for such continued insurance coverage through the Company or its Successor; and

                  (iii) Notwithstanding any provision to the contrary contained in any stock option plan or agreement or restricted stock plan or agreement between the Company and you, to the extent such stock options and restricted stock have not already become fully vested pursuant to paragraph 3(a), all outstanding stock options granted and restricted stock issued by the Company to you or for your benefit prior to the Change of Control shall, without further action by either party, immediately have their vesting accelerated as to one year of additional vesting as of the date of such termination of employment.

         (b) Resignation Within Covered Period: If you are subject to a Change in Duties during a Covered Period and you then resign from your employment with the Company during that Covered Period, you shall receive the severance benefits described in subparagraphs 5(a)(i), (ii) and (iii) above.

6. SEVERANCE REDUCTION:

         Notwithstanding paragraph 5 above, in the event that any payment or distribution made, or benefit provided under this Agreement, together with any other payment or distribution made, or benefit provided under this Agreement, by the Company to or for the benefit of you, would constitute an "excess parachute payment" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then the Company may reduce or eliminate any payments or benefits provided herein so that the aggregate present value of all payments in the nature of compensation to you which are contingent on a change of control is One Dollar ($1.00) less than the amount which you could receive without being considered to have received any excess parachute payment. The determination of the amount of any reduction required or permitted by this paragraph 6 shall be made by an independent accounting firm selected by the Company and acceptable to you, and that determination shall be conclusive and binding on you and the Company.

7. EXCLUSIVE CONTRACTUAL RIGHTS: The Company and you agree that, in addition to any benefits to which you may be entitled under any pension, profit, or welfare benefit plan maintained for the general benefit of the Company's officers and employees, the severance payments and benefits described in this Agreement shall be your sole and exclusive contractual rights in the event that the Company terminates your employment, and the terms of this Agreement shall take precedence over and supersede any previous contractual rights granted to you by the Company regarding the subject matter of this Agreement.

8. CONFIDENTIALITY AND ASSIGNMENT OF INVENTIONS AGREEMENT: In the event that your employment with the Company terminates for any reason, you agree that you shall continue to be bound by and comply with the terms and conditions of any confidentiality, non-competition or assignment of inventions agreements between you and the Company.

9. TERM: This Agreement shall become effective on the date it is signed by you below. The term of this Agreement shall end on August __, 2001; however, commencing on August __, 2001 and on each annual anniversary of that date (that date and each annual anniversary date thereafter are hereinafter



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referred to individually as a "Renewal Date"), the term of this Agreement shall be automatically extended so as to terminate three years from such Renewal Date, unless at least 60 days prior to the Renewal Date you or the Company give written notice that the term of the Agreement shall not be so extended. In addition, and notwithstanding the foregoing, after a Change of Control of the Company during the term of this Agreement, this Agreement shall remain in effect until all of the obligations of the Company and you under this Agreement are satisfied.

10. DISPUTE RESOLUTION: In the event of any dispute or claim relating to or arising out of this Agreement, your employment relationship with the Company, or the termination of that relationship, the Company and you hereby agree that all such disputes or claims shall be submitted to binding arbitration under the Federal Arbitration Act in Houston, Texas. Any arbitration shall be conducted under the auspices of, and the rules of, the American Arbitration Association, or such other procedures as you and the Company may agree to at the time, before a tribunal of three arbitrators, one of which shall be selected by you and the Company and the third shall be selected by the two arbitrators previously elected. Any award issued as a result of such arbitration shall be final and binding on you and the Company, and shall be enforceable by any court having jurisdiction over the party against whom enforcement is sought. You and the Company will each be deemed to have voluntarily and knowingly entered into an agreement to arbitration pursuant to under this paragraph by entering into this Agreement.

11. ATTORNEYS' FEES: The prevailing party shall be entitled to recover from the losing party its attorneys' fees and costs incurred in any action brought to enforce any right arising out of this Agreement.

12. INTERPRETATION AND SEVERABILITY: This Agreement shall be interpreted in accordance with and governed by the laws of the State of Texas. The invalidity or unenforceability of any provisions(s) of this Agreement shall not affect the validity or enforceability of any other provision(s) of this Agreement, which shall remain in full force and effect.

13. SUCCESSORS: This Agreement shall be binding upon any legal Successor to the Company in the same manner and to the same extent that it is binding upon the Company.

14. ENTIRE AGREEMENT; NON-EXCLUSIVITY OF RIGHTS: This Agreement constitutes the entire agreement between you and the Company regarding the subject matter herein; provided, however, nothing contained herein shall prevent or limit your continuing or future participation in any benefit, bonus, incentive or other plans, practices, policies or programs provided by the Company and for which you may qualify, nor shall anything herein limit or otherwise affect such rights as you may have under any restricted stock plan or agreement, stock option plan or agreement, employment agreement or other written agreements with the Company, unless and to the extent such rights are expressly modified or affected by the terms hereof. Except as otherwise expressly provided hereunder, amounts which are vested benefits or which you are otherwise entitled to receive under any plan, practice, policy or program of the Company at or subsequent to the date of termination of your employment with the Company shall continue to be payable in accordance with such plan, practice, policy or program.

15. MODIFICATION: This Agreement may only be modified or amended by a supplemental written agreement signed by you and an authorized member of the Board.


                            (signature page follows)



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Thank you for your ongoing service to Input/Output, Inc. Please sign and date this letter on the spaces provided below to acknowledge your acceptance of this Agreement.

                                           Sincerely,

                                           INPUT/OUTPUT, INC.

                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------



I AGREE TO AND ACCEPT THE TERMS AND CONDITIONS OF THIS SEVERANCE AND CHANGE OF CONTROL AGREEMENT.


                                                    Date:
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